UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	August 10, 2022

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 W. Franklin Street, P.O. Box 638	Elkhart,	Indiana	46515
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s Telephone Number, including area code	(574)	294-7511

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	PATK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Regulation FD Disclosure
Amended Credit Agreement
On August 11, 2022, the Company amended its Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) dated April 20, 2021 by and among the Company, the lenders from time to time a party thereto, Wells Fargo Bank, National Association, and certain subsidiaries of the Company, as guarantors (the “First Amendment”). Under the First Amendment, the senior secured credit facility was increased to $925 million from $700 million and the maturity date was extended to August 2027 from April 2026. The senior credit facility under the Credit Agreement is comprised of a $775 million revolving credit facility and a $150 million term loan. In addition, base interest rates for borrowings under the Credit Agreement were changed to the Secured Overnight Financing Rate (SOFR) from LIBOR and the term loan quarterly repayment schedule was revised so that it would be repaid in quarterly installments in the following amounts: (i) beginning June 30, 2021, through and including June 30, 2025, in the amount of $1,875,000, and (ii) beginning September 30, 2025, and each quarter thereafter, in the amount of $3,750,000, with the remaining balance due at maturity.

The foregoing summary of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant
The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 8.01    Other Events
On August 12, 2022, Patrick Industries, Inc. announced that on August 10, 2022, its Board of Directors declared a quarterly cash dividend on its common stock of $0.33 per share. The dividend is payable on September 12, 2022, to shareholders of record at the close of business on August 29, 2022.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits
(d)    Exhibits
Exhibit 10.1* - First Amendment to Fourth Amended and Restated Credit Agreement dated August 11, 2022 by and among the Company, the Guarantors, the lenders from time to time a party thereto and Wells Fargo Bank, National Association.
Exhibit 99.1* - Press Release issued August 12, 2022
Exhibit 104 - Cover Page Interactive Date File (embedded within the Inline XBRL document)

*Filed herewithin

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: August 15, 2022	By:	/s/ Jacob R. Petkovich
Jacob R. Petkovich
Executive Vice President - Finance, Chief Financial Officer, and Treasurer